Exhibit 23.1


                      Consent of Deloitte & Touche LLP



                        INDEPENDENT AUDITORS' CONSENT

 We consent to the incorporation by reference in this Registration Statement of Jack Henry & Associates, Inc. on Form S-8 of our report dated August 16, 2002, appearing in the Annual Report on Form 10-K of Jack Henry & Associates, Inc. for the year ended June 30, 2002.

 /s/ Deloitte & Touche LLP
 St. Louis, MO

 December 5, 2002